Exhibit 10.27

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS

BEEN REQUESTED IS OMITTED AND NOTED WITH

[***].

AN UNREDACTED VERSION OF THIS DOCUMENT

HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL SETTLEMENT AND PATENT ASSIGNMENT AGREEMENT

This CONFIDENTIAL SETTLEMENT AND PATENT ASSIGNMENT AGREEMENT (this “Agreement”) is entered into on December 5, 2016 (the “Effective Date”), by and between FORM Holdings Corp., a Delaware corporation formerly known as Vringo Inc (“FORM Holdings”) and Nokia Corporation, a company organized under the laws of Finland (“Nokia”). FORM Holdings and Nokia are herein referred to separately as “a party” or collectively as “the parties.”

RECITALS

In August 9, 2012 the parties entered into Confidential Purchase and Sale Agreement (“PPA”).

Under the PPA, FORM Holdings reported to Nokia royalties for reporting periods 2Q2016 and 3Q2016. The parties disagree on the amount of royalties that FORM Holdings should have reported and paid to Nokia for the said periods under the PPA.

The parties wish to settle any disagreement related to royalties and agree on an assignment of certain patents and therefore agree as set forth herein:

AGREEMENT

1.	DEFINITIONS

The definitions of this Agreement shall be the same as defined in the section 1 of the PPA, unless expressly otherwise defined in this Agreement.

2.	PAYMENT

FORM Holdings shall, at signing of this Agreement, pay to Nokia the royalties under the PPA reported by FORM Holdings for 2Q2016 ($ 2,028,250.00) and for 3Q2016 ($ 71,750.00), total $2,100,000.00 (two million one hundred thousand).

3.	ASSIGNMENT OF PATENTS

3.1       Except for the Non-Assigned Patents listed in Appendix 2 of this Agreement, FORM Holdings shall assign to Nokia Technologies OY or [***] OY the Assigned Patents (as defined and listed in the PPA, and listed in Appendix 1 of this Agreement) together with any rights to sue for past infringement. The assignment shall be made promptly following Nokia’s written request which shall be made within [***] from the Effective Date of this Agreement at the latest (“Assignment Date”). The assignment shall be made in the form substantially similar to the Assignment Agreement in Appendix 3 of this Agreement. Nokia acknowledges certain of the Assigned Patents are no longer in force or effect, have lapsed or expired, are no longer pending and/or have been abandoned (“Exceptions”). Nokia agrees that Nokia Technologies OY shall take the Assigned Patents and have them assigned “as- is” as of the Assignment Date.

3.2       Any licenses granted by FORM Holdings to the Assigned Patents before the Effective Date of this Agreement shall be Existing Encumbrances to the Patents. FORM Holdings agrees to provide a list of Existing Encumbrances to Nokia upon request and warrants that the Assigned Patents are not encumbered by any other Existing Encumbrances. FORM Holdings agrees not to litigate with or grant any licenses, releases or other immunities to the Assigned Patents (except for the Patents listed in Appendix 2 as “Non-Assigned Patents”) after the Effective Date of this Agreement and during the nine (9) months period referred in section 3.1. During the period before Assignment Date Nokia Technologies OY shall have an option, in its sole discretion, to grant licenses to the Assigned Patents (subject to Exceptions).

FORM Holdings agrees to, in conjunction with Nokia, facilitate the transition, between FORM Holdings and Nokia, in prosecuting and/or maintaining the Assigned Patents until the Assignment Date. FORM Holdings agrees to provide reasonable assistance to Nokia in any prosecution and/or maintenance of the Assigned Patents for sixty (60) days after the Assignment Date. Nokia releases FORM Holdings and waives all liability or causes of action related to prosecution and/or maintenance of the Assigned Patents.

Nokia agrees to pay directly or reimburse to FORM Holdings any such reasonable fees or external costs occurred to FORM Holdings with regard to prosecution and/or maintenance of the Assigned Patents until the end of the sixty (60) day period from the Assignment Date.

4.	SETTLEMENT AND WAIVER

4.1       Subject to a) the assignment of the Assigned Patents to Nokia in accordance with the section 3 above, and b) payment of the royalties in accordance with the section 2 above, Nokia will waive any claims related to royalties under PPA..

4.2       For avoidance of doubt, the PPA (including but not limited to section 9 Compliance with Existing Encumbrances) shall continue to apply to the Patents that are not assigned back to Nokia (“Non-Assigned Patents”) with exception that, as of the Effective Date, sections 4.3 through 4.6 of the PPA regarding royalties shall not apply and FORM Holdings does not have any obligation to pay further royalties to Nokia or provide any reporting under the PPA.

5.	RELEASE

Other than with regard to a breach of this Agreement, in further consideration of the agreements made between the parties, each party hereby waives, releases and forever discharges the other party (and each of their respective present and former members, partners, directors, officers, shareholders, investors, employees, fiduciaries, administrators, agents, attorneys, insurers, successors and assigns) from and with respect to any and all legally waivable claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort or pursuant to federal, state or local statute, regulation, ordinance or common law, which the releasing party now has, ever had, or may hereafter have, based upon or arising from any fact or set of facts, whether known or unknown to the releasing party, from the beginning of time until the date of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prevent the parties from seeking enforcement of the terms and obligations set forth in this Agreement.

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6.	REPRESENTATIONS AND WARRANTIES

6.1	The parties hereby represents and warrants to that:

a)	Authority; Enforceability. The parties have the right and authority to enter into this Agreement and to carry out its obligations hereunder and require no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder, including the assignment of the Assigned Patents to Nokia subject to the Exceptions set forth in Section 3.1. This Agreement has been duly authorized, executed and delivered by each party and constitutes a valid and binding agreement of each party enforceable against each party in accordance with its terms.

b)	Title. Subject to the Exceptions set forth in Section 3.1, FORM Holdings has good and marketable title to the Assigned Patents, including all rights, title, and interest in the Assigned Patents and the right to sue for past, present and future infringement thereof.

7.	MISCELLANEOUS

7.1       Applicable Law. The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of New York, exclusive of its choice of law rules. Any disputes arising out of this Agreement shall be finally settled in arbitration. The arbitrator is to be appointed by the American Arbitration Association (“AAA”) and the rules of the AAA are to be followed in the arbitration. The award shall be final and binding and enforceable in any court of competent jurisdiction. The arbitration shall be held in New York, NY, USA, in the English language. The parties undertake and agree that all arbitral proceedings conducted with reference to this section shall be kept strictly confidential and all information disclosed in the course of such arbitral proceeding shall be used solely for the purpose of those proceedings.

7.2       Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. THE PARTIES HEREBY DISCLAIM ANY OTHER WARRANTIES (INCLUDING IMPLIED OR STATUTORY WARRANTIES) WITH RESPECT TO THE ASSIGNED PATENTS, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, INFRINGEMENT, OR PATENT VALIDITY OR ENFORCEABILITY.

7.2       Confidentiality of Terms. The existence of this Agreement and the identity of its parties are not confidential. All terms and conditions in this Agreement shall be kept in confidence by the parties, and the parties shall not now or hereafter divulge this Agreement or any of its terms to any third party except: (a) with the prior written consent of the other party; (b) to any governmental body having jurisdiction to require disclosure, to the extent required by such governmental body; (c) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; (d) during the course of litigation or arbitration, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating/arbitrating parties; (e) to accountants, banks, and financing sources and their advisors solely in connection and compliance with financial transactions and reporting; (f) while obtaining legal advice from legal counsel as needed in the normal course of business; or (g) in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission or any stock exchange rule, or any other filings, reports or disclosures that may be required under applicable law, regulations or rules; provided that, in (b) through (g) above, (i) the Parties shall use all legitimate and legal means available to minimize the disclosure to third parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) Nokia and FORM Holdings shall provide the other party, when reasonable, with at least ten (10) business days’ prior written notice of such disclosure.

Confidential – Page 3

7.3       Entire Agreement; Headings. This Agreement reflects the complete understanding of the parties regarding the subject of the Agreement, and supersedes all prior related negotiations. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.4       Notices. Any notice under this Agreement shall be effective upon receipt when made in writing and delivered to the other party at the address stated below. Notice by email or facsimile is effective upon receipt if an original signature copy is mailed contemporaneously to the other party at the address stated below:

If to Nokia:	If to FORM Holdings:

Nokia Corporation	FORM Holdings Corp.
Karaportti 3	780 Third Avenue – 12th Floor
02160 Espoo, Finland	New York, New York 10017
Attn: VP, Intellectual Property	Attn: CEO
email: iprroyaltyreporting@nokia.com	email: notices@formholdings.com

7.5       Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Nokia and FORM Holdings.

7.6       Severability. To the extent any terms or conditions of this Agreement are held invalid or unenforceable in a jurisdiction, those terms or conditions shall be enforced to the maximum extent possible in that jurisdiction and the remaining terms and conditions shall retain full force and effect in that jurisdiction, so long as the remaining Agreement continues to express the intent of the parties.

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7.7       Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

7.8       Successors; Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, any successors or permitted assigns of FORM Holdings or Nokia.

7.9       Modifications. This Agreement may not be modified after the Effective Date except by a written amendment that expressly references this Agreement and that is signed by an authorized officer of each party.

7.10       Construction. As used in this Agreement, (a) the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” and (b) unless the context otherwise requires, the word “or” shall be deemed to be an inclusive “or” and shall have the meaning equivalent to “and/or.”

7.11       Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, an email or facsimile copy of this Agreement, including the executed signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this Agreement to the other party as soon as practicable following execution thereof.

7.12       Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to, or shall confer upon, any third party, any legal or equitable right, benefit or remedy of any nature whatsoever.

7.13       List of Appendices.

Appendix 1 Assigned Patents, including Exceptions

Appendix 2 Non-Assigned Patents

Appendix 3 Assignment Agreement

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Confidential Settlement and Patent Assignment Agreement as of the Effective Date:

NOKIA CORPORATION	FORM Holdings Corp.

/s/ Anastasia Nyrkovskaya
Signature	Signature

Anastasia Nyrkovskaya
Printed Name	Printed Name

Chief Financial Officer
Title	Title

December 5, 2016
Date	Date

Signature

Printed Name

Title

Date

Confidential – Page 6

IN WITNESS WHEREOF, the parties have executed this Confidential Settlement and Patent Assignment Agreement as of the Effective Date:

NOKIA CORPORATION	FORM Holdings Corp.

/s/ Sonja London
Signature	Signature

Sonja London
Printed Name	Printed Name

Title	Title

Espoo, Finland December 5, 2016
Date	Date

/s/ Nallfeemu Soininen
Signature

Nallfeemu Soininen
Printed Name

Title

Espoo, Finland December 5, 2016
Date

Confidential – Page 7

APPENDIX 1 – Assigned Patents, including Exceptions

ASSIGNED PATENTS

[***]

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APPENDIX 2 – Non-Assigned Patents

[***]

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APPENDIX 3 – Assignment Agreement

CONFIDENTIAL PATENT ASSIGNMENT AGREEMENT

This CONFIDENTIAL PATENT ASSIGNMENT AGREEMENT (this “Agreement”) is entered into on [DATE] (the “Effective Date”), by and between FORM Holdings Corp., a Delaware corporation formerly known as Vringo Inc. (“Assignor”) and [COMPANY], a corporation organized under the laws of [STATE] (“Assignee”). Assignor and Assignee are herein referred to separately as “a party” or collectively as “the parties.”

RECITALS

WHEREAS Assignor owns and has the right to assign certain patents and patent applications; and

WHEREAS Assignor wishes to assign to Assignee and Assignee wishes to obtain all substantive right, title, and interest in such patents and patent applications;

NOW THEREFORE, in consideration of the mutual covenants and conditions stated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as set forth herein.

AGREEMENT

1.	DEFINITIONS

“Affiliate” means (a) with respect to Assignee, any entity Controlling, Controlled by, or under common Control with Assignee whether in the past, present or future for so long, and only for so long, as such Control exists; (b) with respect to Assignor, any entity Controlling, Controlled by, or under common Control with Assignor as of the Effective Date and for so long, and only for so long, thereafter as such Control continues to exist and (c) with respect to any third party, any entity Controlling, Controlled by, or under common Control with such third party for so long, and only for so long, as such Control exists.

“Agreement” means this Patent Assignment Agreement and any exhibits, appendices, annexes or schedules thereto.

“Applicable Law” shall have the meaning set forth in Section 8.1.

“Assign” means to sell, assign, convey, delegate or otherwise transfer any right, title or interest in or to this Agreement, in each case whether directly or indirectly, expressly or impliedly, voluntarily or involuntarily, in one or a series of transactions, by contract, operation of law or otherwise (including without limitation by means of any merger, consolidation, recapitalization, liquidation, dissolution, Change of Control, transfer or sale of all or substantially all of a business, or similar transaction).

“Assigned Patents” means (a) all patents and patent applications listed in Exhibit A hereto; (b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of such patents and patent applications (whether pending, issued, abandoned or filed prior to, on or after the Effective Date); (c) all patents and patent applications (i) to which any or all of the foregoing directly or indirectly claims priority to, or the benefit of, the filing date, or (ii)       for which any or all of the foregoing directly or indirectly forms a basis for priority or otherwise provides the benefit of an earlier filing date; and (d) all foreign counterparts to any or all of the foregoing, and all utility models, certificates of invention, patent registrations and equivalent rights worldwide.

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APPENDIX 3 – Assignment Agreement

“Assignee” shall have the meaning set forth in the first paragraph hereto

“Assignor” shall have the meaning set forth in the first paragraph hereto.

“Change of Control” shall mean any one or more of the following, whether directly or indirectly, voluntarily or involuntarily, by agreement, operation of law or otherwise, and whether by means of one transaction or a series of related transactions: (a) the acquisition of a party or any Affiliate Controlling such party by another entity (including, without limitation, by means of any stock acquisition, reorganization, merger, consolidation or similar business combination) other than a transaction or series of transactions in which the holders of the voting securities of such party or any Affiliate Controlling such party (as applicable) outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of securities of such party or any Affiliate Controlling such party (as applicable) held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of such party or any Affiliate Controlling such party (as applicable), or such surviving entity, outstanding immediately after such transaction or series of transactions; (b) the sale, lease, license, assignment, transfer or other conveyance or disposition of all or substantially all the business, properties or assets of such party; or (c) the commencement of any a proceeding under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) or other insolvency, liquidation, reorganization, receivership, moratorium, dissolution or winding up or other similar proceeding of such party or any Affiliate Controlling such party.

“Control” means (a) direct or indirect ownership of more than fifty percent (50%) of the outstanding shares representing the right to vote for members of the board of directors or other managing officers of an entity, or (b) for an entity that does not have outstanding shares, more than fifty percent (50%) of the direct or indirect ownership interest representing the right to make decisions for such entity.

“Effective Date” shall have the meaning set forth in the first paragraph hereto.

“Encumbrance” means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right, option, restriction, immunity, license, covenant, adverse claim or other encumbrance, including without limitation any (a) patent licenses or sublicenses, covenants not to assert and/or similar patent immunities; (b) rights to renew or extend pre-existing patent licenses exercised solely by third parties (such as legally binding options); and (c) releases for past infringement.

“Essential Cellular Patents” means Assigned Patents which have been declared essential to the GSM/GPRS Standard or UMTS Standard, including Patents, listed in Exhibit B.

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APPENDIX 3 – Assignment Agreement

“Existing Encumbrances” means, in relation to the Assigned Patents, (a) pre-existing patent licenses, covenants not to assert and/or similar patent immunities, (b) rights to renew or extend pre-existing patent licenses exercised solely by third parties (such as legally binding options); (c) releases for past infringement; and (d) pre-existing commitments or assurances pursuant to Assignor’s or its Affiliates’ standards- or specifications- related activities, in each case of (a), (b), (c), (d) and (e) which transfer in connection with the transfer of the Assigned Patent(s) and/or which Assignor or any of its Affiliates has committed to maintain in connection with the transfer of such Assigned Patent(s), solely in the form they existed prior to the Effective Date.

“GSM/GPRS Standard” means the TDMA based GSM/GPRS specification as defined by ETSI and/or 3GPP prior to and at the time of the Effective Date as well as any updates or releases in respect of such GSM/GPRS Standard by ETSI, 3GPP and/or other relevant telecommunications standard setting bodies, as long as not fundamentally technically altering the character thereof, and includes E-GPRS (EDGE), GPRS/HSCSD/EDGE/EGSM and GSM850.

“Patent” means any and all (a) patents and patent applications; (b) reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of such patents and patent applications (whether pending, issued, abandoned or filed prior to, on or after the Effective Date); and (c) foreign counterparts to any or all of the foregoing, and all utility models, certificates of invention, patent registrations and equivalent rights worldwide.

“Sale” shall mean the sale, transfer, assignment or exclusive license (with the right to enforce and grant sublicenses) of an Assigned Patent, and “Sell” shall mean to consummate a Sale.

“Standards Organization” means any standards organization, standards body, standards developing organization (SDO), standards setting organization (SSO), or any other organization, entity, association, body or other group of any type whatsoever that may impose upon an affiliated or associated member or participant an obligation or commitment to any Encumbrance on an Assigned Patent.

“UMTS Standard” means The Universal Mobile Telecommunications System Standard as promulgated by 3GPP and/or ETSI, as well as the TD-SCDMA, FOMA, HSPA, HSPA+, HSUPA and HSDPA Standards being derivative standards thereof.

2.	ASSIGNMENT OF PATENTS; COMPLIANCE WITH EXISTINGENCUMBRANCES

2.1       Patent Assignment. Assignor hereby assigns to Assignee, and Assignee hereby acquires and accepts from Assignor, all right, title and interest in, to and under the Assigned Patents, including any and all inventions and discoveries claimed therein, any and all rights entitled by the original owner of the Assigned Patents and all rights to sue for past, present and future infringement, to collect royalties under such Assigned Patents, to prosecute all existing Assigned Patents worldwide, to apply for additional Assigned Patents worldwide and to have Assigned Patents issue in the name of Assignee or its designated Affiliate. For the avoidance of doubt, no patent license or other agreements related to the Assigned Patents are being assigned to Assignee under this Agreement.

2.2       Assignment of Causes of Action. Assignor hereby assigns to Assignee, and Assignee hereby acquires and accepts from Assignor, all right, title and interest in, to and under all causes of action and enforcement rights of any type or nature whatsoever, whether known, unknown, currently pending, filed, or otherwise, for the Assigned Patents, including all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Assigned Patents.

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APPENDIX 3 – Assignment Agreement

2.3       Existing Encumbrances. The Assigned Patents are assigned and transferred subject to the Existing Encumbrances, and Assignee hereby commits to respect such Existing Encumbrances, including without limitation Assignee shall ensure that any subsequent sale, assignment, lien, mortgage or other transfer of the Assigned Patents by Assignee or its future assignees, transferees or successors of any Assigned Patents shall be made subject to Existing Encumbrances. For the avoidance of doubt, any pre-existing patent license agreements related to the Assigned Patents, including, without limitation, any related royalty payments, shall not be assigned or transferred to Assignee.

3.	DELIVERY

3.1       Executed Assignment. Upon the Effective Date, Assignor shall execute an assignment (“Assignment”) attached hereto as Exhibit C suitable for recordation with the United States Patent and Trademark Office and other patent offices worldwide.

3.2       Delivery. Within forty-five (45) days following the Effective Date, Assignor shall send, or instruct its counsel and attorneys to send to Assignee, the executed original or certified copy of the Assignment along with all material files and documents in the possession of or available to Assignor regarding patent prosecution of the Assigned Patents including (a) prosecution history files for all issued, pending or abandoned Assigned Patents, (b) a current electronic copy of a docketing report for the Assigned Patents accurately setting forth to the best of Assignor’s knowledge any and all dates relevant to the prosecution or maintenance of the Assigned Patents, including information relating to deadlines through and including a period of not less than the following three (3) months, payments and filings for the Assigned Patents, and the names, business addresses, email addresses, and phone numbers of all prosecution counsel and agents and (c) any other material files and documents not otherwise provided under Section 3.2 (a) through (b) in the possession of Assignor’s outside attorneys who have been involved in the prosecution of any of the Assigned Patents.

3.3       Cooperation After Effective Date. Assignor further covenants and agrees that after the Effective Date, it shall, upon request and without further consideration, promptly execute and deliver to Assignee any and all other documents and materials, and take any and all reasonable further actions, that are reasonably necessary for Assignee to perfect its title in the Assigned Patents.

4.	COMPLIANCE WITH EXISTING ENCUMBRANCES

4.1       Existing Encumbrances. Assignor shall without unnecessary delay provide to Assignee, at Assignee’s reasonable request, (A) information on whether any specific named entit(y)ies do(es) not benefit from any Existing Encumbrances under the Assigned Patents, subject to any confidentiality obligations Assignor may have under any Existing Encumbrance and (B) a description of the type of products and/or services that are not covered by any Existing Encumbrances that Assignor may be committed to with respect to any specific named entity under the Assigned Patents. In case the information requested by Assignee under this Section 4.1 is subject to non-disclosure obligations preventing disclosure to Assignee, the parties shall negotiate in good faith and use reasonable efforts to identify and implement a method for providing Assignee with reasonable access to useful information without breaching any such confidentiality obligations.

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APPENDIX 3 – Assignment Agreement

5.	DELIVERY; PROSECUTION; COOPERATION

5.1       Continued Prosecution. Assignor or its Affiliates shall have no obligation to pay any prosecution costs, maintenance fees, annuities and the like relating to the Assigned Patents after the the Effective Date.

5.2       Cooperation After Effective Date. Assignor further covenants and agrees that after the Effective Date, it shall, upon request and without further consideration, without unnecessary delay execute and deliver to Assignee any and all other documents and materials, and take any and all reasonable further actions (including taking reasonable action to obtain the cooperation of the named inventors), that are reasonably necessary for Assignee to perfect its right, title and interest in the Assigned Patents. In addition, Assignor shall take, or cause to be taken, any and all reasonable actions to provide reasonable access relevant documents (including information about whether a particular third party does not have a license under the Assigned Patents) to assist Assignee in the prosecution, maintenance or defense of the Assigned Patents.

5.3       Costs. Unless expressly specified herein or in the Related Agreements, each party shall bear its own costs in connection with and arising out of obligations set forth herein.

6.	TAXES

This Section 6 governs the treatment of all taxes arising as a result of or in connection with this Agreement, notwithstanding any other provision of this Agreement.

6.1       Responsibility for Own Taxes. Each party is responsible for all taxes (including, but not limited to, net income, gross receipts, franchise, or property taxes and taxes arising from transactions between such party and its customers) imposed on such party under applicable laws and arising as a result of or in connection with this Agreement or the transactions contemplated by this Agreement.

7.	REPRESENTATIONS AND WARRANTIES

7.1       Assignor hereby represents and warrants to Assignee that:

(a)       Authority; Enforceability. Assignor has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Assignor has the right and authority to enter into this Agreement and to carry out its obligations hereunder and requires no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Assignor and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

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APPENDIX 3 – Assignment Agreement

(b)       Title. Assignor is the sole and exclusive owner and assignee of all right, title and interest in the Assigned Patents, including all rights to sue for past, present and future infringement thereof, free and clear of all Encumbrances, other than Existing Encumbrances. After giving effect to the assignment as set forth in Section 2, Assignee shall be the sole and exclusive owner and assignee of, and shall have good and marketable title to, all right, title and interest in the Assigned Patents, including all rights to sue for past, present and future infringement thereof, free and clear of all Encumbrances, other than Existing Encumbrances. All Assigned Patents have been duly filed or registered (as applicable) with the applicable Governmental Authorities, prosecuted and maintained, including the submission of all necessary filings and fees in accordance with all requirements of applicable laws, regulations and administrative requirements of the appropriate jurisdictions.

(c)       Standards Organizations. Assignor represents and warrants that all Standards Organizations which are relevant for the Essential Cellular Patents, and to which Assignor or its Affiliates have made or are required to make any declarations, commitments, disclosures or other obligations, are specified on Exhibit B. Assignor and its Affiliates have complied with all obligations to each Standards Organization specified on Exhibit B to the extent relating to the Essential Cellular Patents for which Assignor or its Affiliates had an obligation to do so.

7.2       Assignee. Assignee hereby represents and warrants to Assignor that:

(a)       Assignee has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)       Assignee has the right and authority to enter into this Agreement and to carry out its obligations hereunder and requires no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Assignee and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

(c)       Assignee’s existing agreements and other undertakings shall not result in the imposition of any encumbrances on the Assigned Patents, and Assignee covenants and agrees not to enter into any agreements or permit any arrangements that would result in Assignee’s existing agreements and other undertakings so imposing any encumbrances on the Assigned Patents.

8.	MISCELLANEOUS

8.1       Applicable Law, Jurisdiction, Venue and Waiver of Jury Trial. The validity, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., exclusive of its choice of law rules. Any legal suit, action or proceeding arising out of or related to or arising out of this Agreement or any transaction contemplated hereby shall be commenced solely in the United States District Court for the Southern District of New York, U.S.A., and each party (a) irrevocably submits to the personal and exclusive jurisdiction and venue of such court in any such suit, action or proceeding, and (b) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

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APPENDIX 3 – Assignment Agreement

8.2       LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE CASE OF INTENTIONAL MISUSE OR GROSS NEGLIGENCE, NO PARTY SHALL BE LIABLE TO ANY OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.3       LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF WILLFUL MISCONDUCT, INTENTIONAL MISUSE OR GROSS NEGLIGENCE, ASSIGNOR’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED 1.750.000,00 (one million seven hundred fifty thousand) US dollars.

8.4       DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. NO PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT FOR THEIR RESPECTIVE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8 HEREOF, NEITHER PARTY GIVES THE OTHER PARTY ANY ASSURANCE (A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY, OF ANY PATENT OR (B) THAT MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION OR OTHER DISTRIBUTION OF ANY PRODUCT OR METHOD DISCLOSED AND CLAIMED IN ANY PATENT SHALL NOT CONSTITUTE AN INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF OTHER PERSONS. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8 HEREOF, THE ASSIGNED PATENTS ARE ASSIGNED “AS IS” WITHOUT ANY FURTHER REPRESENTATION OR WARRANTY.

8.5       Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.6       Confidentiality of Terms; Announcements.

(a)       Other than the existence of this Agreement and the identity of its parties all other provisions of this Agreement shall be kept in strict confidence by the parties.

(b)       Neither party shall issue any press release or otherwise make any public statement, announcement or advertisement (each, an “Announcement”) related to this Agreement without the prior consent of the other party.

(c)       The confidentiality obligations of the parties set forth in this Section 8.6 shall not apply to any disclosure (i) with the prior consent of the other party; (ii) to any governmental body having jurisdiction to require disclosure or to any arbitral body, to the extent required by same; (iii)       as otherwise may be required by applicable law, regulation, rule of a stock exchange or automated quotation system, order of a governmental agency or a court of competent jurisdiction or legal process, including tax authorities (“Applicable Law”), and to legal and financial advisors in their capacity of advising a party in such matters; (iv) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; (v) to legal and financial advisors in their capacity of advising a party in such matters as needed in the normal course of business; (vi) to a bona fide potential acquirer; or (vii) in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission or any stock exchange rule, or any other filings, reports or disclosures that may be required under applicable law, regulations or rules; provided that, in (ii) through (vii) above, (A) the parties shall use reasonable means available to minimize the disclosure to third parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (B) except for permitted disclosures to legal and financial advisors and accountants or potential acquirers and assignees, the parties provide the other party, when reasonable, with at least ten (10) days’ prior notice of such disclosure to afford the other party reasonable opportunity to object thereto or to seek confidential treatment or a protective order.

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APPENDIX 3 – Assignment Agreement

8.7       Entire Agreement; Headings. This Agreement reflects the complete understanding of the parties regarding the subject of the Agreement, and supersedes all prior related negotiations. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8       Notices. Any notice, consent, waiver or other communication required or permitted to be given by one party to the other party pursuant to this Agreement shall be in writing, shall conspicuously reference (including in the subject line) this Agreement and the provision to which it relates, shall be delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon actual receipt by the addressee:

If to Assignor:	If to Assignee:

FORM Holdings Corp.
780 Third Avenue – 12th Floor New York, New York 10017 Attn: General Counsel
Email: Notices@FORMHoldings.com

8.9       Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Assignee and Assignor.

8.10       Severability. To the extent any terms or conditions of this Agreement are held invalid or unenforceable in a jurisdiction, those terms or conditions shall be enforced to the maximum extent possible in that jurisdiction and the remaining terms and conditions shall retain full force and effect in that jurisdiction, so long as the remaining Agreement continues to express the intent of the parties.

8.11       Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

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APPENDIX 3 – Assignment Agreement

8.12       Assignment; Successors; Assigns.

This Agreement is personal to the parties, and except as provided in Section 8.12, neither this Agreement nor any right or obligation hereunder is Assignable by either party (whether directly or indirectly, expressly or impliedly, voluntarily or involuntarily, in one or a series of transactions, by contract, operation of law or otherwise (including without limitation by means of any merger, consolidation, recapitalization, liquidation, dissolution, Change of Control, transfer or sale of all or substantially all of a business, or similar transaction)), and shall not be Assigned by a party, without the prior express consent of the other party, which consent may be withheld at the sole discretion of said other Party. Any purported Assignment in violation of this Section 8.12 shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties and their permitted successors and assigns.

8.13       Modifications. This Agreement may not be modified after the Effective Date except by a written amendment that expressly references this Agreement and that is signed by an authorized officer of each party.

8.14       Construction. As used in this Agreement, (a) the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” and (b) unless the context otherwise requires, the word “or” shall be deemed to be an inclusive “or” and shall have the meaning equivalent to “and/or.”

8.15       Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, an email or facsimile copy of this Agreement, including the executed signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this Agreement to the other party as soon as practicable following execution thereof.

8.16       Specific Performance. The parties agree that they would be irreparably damaged if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that any non-performance or breach of this Agreement by any party could not be adequately compensated by monetary damages alone and that the parties would not have any adequate remedy at law. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms of this Agreement to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking, in addition to any other remedy at law or in equity.

8.17       Mutual Drafting. Each of the parties has participated in the drafting of this Agreement, which each of the parties acknowledges is the result of extensive negotiations among the parties.

8.18       Third Party Beneficiary. Notwithstanding the license and/or provisions granting rights to potential acquirer and/or assignee of Royalty nothing in this Agreement, express or implied, is intended to, or shall confer upon, any third party, any legal or equitable right, benefit or remedy of any nature whatsoever.

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APPENDIX 3 – Assignment Agreement

*       *       *

[Signature Page Follows]

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APPENDIX 3 – Assignment Agreement

IN WITNESS WHEREOF, the parties have executed this Confidential Patent Purchase Agreement as of the Effective Date:

FORM Holdings Corp.	[COMPANY]

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

Signature

Printed Name

Title

Date

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APPENDIX 3 – Assignment Agreement

Exhibit A ASSIGNED PATENTS

[TO BE ADDED]

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APPENDIX 3 – Assignment Agreement

Exhibit B

ESSENTIAL CELLULAR PATENTS

[TO BE ADDED]

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APPENDIX 3 – Assignment Agreement

Exhibit C ASSIGNMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, FORM Holdings Corp., a Delaware corporation formerly known as Vringo Inc. (“Assignor”), does hereby assign, transfer and convey unto                                                          , with an office at                                                                        (“Assignee”), all of Assignor’s entire right, title and interest in and to (a) all Assigned Patents and patent applications listed below (including all inventions and discoveries claimed or otherwise disclosed therein); (b) all reissues, reexaminations, continuations, parents, continuations-in-part, divisionals and extensions (collectively “Related Cases”) of such Assigned Patents and patent applications; (c) Assigned Patents or patent applications (i) to which any or all of the foregoing directly or indirectly claims priority, and (ii) for which any or all of the foregoing directly or indirectly forms a basis for priority; and (d) all Related Cases (whether pending, issued, abandoned or filed in the future) and foreign counterparts to any or all of the foregoing , certificates of invention and equivalent rights worldwide (collectively “Patent Rights”):

Assigned Patents specified in Exhibit A attached hereto.

In addition, Assignor agrees to and hereby does sell, assign, transfer and convey unto Assignee all rights (i) in and to causes of action and enforcement rights for the Patent Rights including all rights to pursue damages, injunctive relief and other remedies for past, present and future infringement of the Patent Rights, (ii) the right to apply (or continue prosecution) in any and all countries of the world for Assigned Patents, design Assigned Patents, utility models, certificates of invention or other governmental grants for the Patent Rights, including under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement or understanding, and (iii) the rights, if any, to revive prosecution of any abandoned Patent Rights.

Assignor also hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all Assigned Patents or certificates of invention or equivalent which may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

The terms and conditions of this Assignment shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon Assignor, its successor, assigns and other legal representatives.

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APPENDIX 3 – Assignment Agreement

IN WITNESS WHEREOF, this Assignment of Patent Rights is executed at _________ on _____________________.

ASSIGNOR

By:
Name:
Title:

(Signature must be notarized)

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